UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2025

NEW YORK MORTGAGE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

90 Park Avenue

New York, New York 10016

(Address and zip code of principal executive offices)

(212) 792-0107

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	NYMT	NASDAQ Stock Market

8.000% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTN	NASDAQ Stock Market

7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTM	NASDAQ Stock Market

6.875% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTL	NASDAQ Stock Market

7.000% Series G Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTZ	NASDAQ Stock Market

9.125% Senior Notes due 2029	NYMTI	NASDAQ Stock Market

9.125% Senior Notes due 2030	NYMTG	NASDAQ Stock Market

9.875% Senior Notes due 2030	NYMTH	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (§230.405 of this chapter) or Rule 12b-2 under the Exchange Act (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On August 22, 2025 (the “Closing Date”), New York Mortgage Trust, Inc., a Maryland corporation (the “Company”), completed the issuance and sale of $25 million aggregate principal amount of its 9.875% Senior Notes due 2030 (the “Notes”) in a registered direct offering pursuant to the Company’s registration statement on Form S-3 (File No. 333-281046) (the “Registration Statement”) and a related prospectus, as supplemented by a prospectus supplement, dated August 22, 2025, as filed with the Securities Exchange Commission (“SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Notes are part of the same series as the $90,000,000 principal amount of 9.875% Senior Unsecured Notes due 2030 issued by the Company on July 8, 2025 (the “Initial Notes”), as previously disclosed on the Company’s Form 8-K filed with the SEC on July 8, 2025 (the “July Form 8-K”), and have the same terms as the Initial Notes. The description of the terms of the Initial Notes and the Indenture (as defined below) contained in the July Form 8-K is incorporated by reference herein.

The Notes were sold pursuant to a securities purchase agreement, dated as of August 22, 2025, by and among the Company and certain institutional investors. The Notes were issued and sold at 100% of the principal amount.

The Notes were issued under the indenture, dated January 23, 2017 (the “Base Indenture”), as supplemented by the fourth supplemental indenture, dated July 8, 2025 (the “Fourth Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), by and between the Company and U.S. Bank Trust Company, National Association, as successor to U.S. Bank National Association, as trustee. The Notes are senior unsecured obligations of the Company

The net proceeds to the Company from the sale of the Notes, after deducting the Company’s estimated offering expenses, are expected to be approximately $24.8 million. The Company intends to use the net proceeds from this offering for general corporate purposes, which may include, among other things, acquiring the Company’s targeted assets and various other types of mortgage-, residential housing- and credit-related assets that the Company may target from time to time and general working capital purposes.

Copies of the Base Indenture, the Fourth Supplemental Indenture and the form of the Notes are filed as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference. The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Base Indenture, the Fourth Supplemental Indenture and the form of the Notes. In connection with the registration of the Notes under the Securities Act, the legal opinions of Venable LLP and Vinson & Elkins L.L.P. relating to the legality of the Notes are attached as Exhibit 5.1 and Exhibit 5.2, respectively, to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
4.1	Indenture, dated January 23, 2017, between the Company and U.S. Bank Trust Company, National Association, as successor to U.S. Bank National Association, as trustee (Incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-K, dated January 23, 2017).
4.2	Fourth Supplemental Indenture, dated July 8, 2025, between the Company and U.S. Bank Trust Company, National Association, as trustee (Incorporated herein by reference to Exhibit 4.14 to the Company’s Registration Statement on Form 8-A, dated July 8, 2025).
4.3	Form of 9.875% Senior Notes Due 2030 of the Company (Incorporated herein by reference to Exhibit 4.15 to the Company’s Registration Statement on Form 8-A, dated July 8, 2025).
5.1	Opinion of Venable LLP regarding the legality of the Notes.
5.2	Opinion of Vinson & Elkins L.L.P. regarding the legality of the Notes.
8.1	Opinion of Vinson & Elkins L.L.P. regarding certain tax matters.
23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).
23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.2 and 8.1 hereto).
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

By:	/s/ Kristine R. Nario-Eng
Name:	Kristine R. Nario-Eng
Title:	Chief Financial Officer

Date: August 22, 2025

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